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                                                                   EXHIBIT 10.h.


                          FEDERAL SIGNAL CORPORATION
                     DIRECTOR DEFERRED COMPENSATION PLAN


1. A director may elect to defer payment of his fees, in increments of 10% up to 100%, by completing an Election form. Only fees which have not been earned (no services performed) when the election is made may be deferred. An election to defer fees shall continue from year to year unless the Director terminates it in writing.

2. The Company shall establish an account for each participating director which will be credited at the end of each quarter with the fees he is deferring for the quarter, as well as accrued interest on the account balance at the prime rate, as set by Harris Bank in Chicago, on the last day of the preceding quarter.

3. The Company shall have absolute discretion with respect to the administration, use and disposal of any and all amounts credited to a director's deferred compensation account. It is expressly agreed that all monies held at any time in such account shall be and remain the property of the Company and a director will have no ownership rights of any nature with respect thereto until such time as the monies are paid from the account to the director.

4. A director shall have the right to be paid his deferred compensation, in the manner provide for in paragraph 5, when he ceases to be a director or on the date set forth in the Election form, whichever he chooses when he completes the Election form. A director is not entitled to payment from the account at any other time.

5. A director's deferred compensation account balance shall be paid out to him either as a lump sum or as a five year annual annuity, whichever he elects when he completes the Election form. Account balances shall continue to earn interest until the account balance has been paid in full.

6. Upon the death of a director, his account balance or remaining portion thereof, shall be distributed in one lump sum to his beneficiary named on the Election form or if no beneficiary is named and surviving, to his estate.

7. The officers of the Company are empowered to place the Plan in effect under such additional conditions and terms as they deem appropriate but which are not inconsistent with the above-stated terms and which will not jeopardize the status of the Plan as a deferred compensation plan and to terminate the Plan or a director's participation in it if the officers deem such action to be appropriate.